UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

[x] CURRENT REPORT PURSUANT TO SECTION 13 OF 15 (d)
    OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported: May 13, 2003).

                              HILLS BANCORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Iowa                        0-12668                   42-1208067
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
     of  Incorporation)                                      Identification No.)

                         131 Main St, Hills, Iowa 52235
                      -----------------------------------
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (319) 679-2291

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

McGladrey & Pullen, LLP is currently the independent auditors for Hills Bancorporation, (the Company). On May 14, 2003, management of the Company notified McGladrey and Pullen, LLP that their appointment as independent auditors was terminated effective May 13, 2003. KPMG LLP was engaged as independent auditors effective upon McGladrey & Pullen, LLP's termination. The decision to change auditors was approved by the Audit Committee and the Board of Directors.

In connection with the audits of the two fiscal years ended December 31, 2002 and 2001, and the subsequent interim period through May 13, 2003, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of McGladrey & Pullen, LLP on the consolidated financial statements of Hills Bancorporation as of and for the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from McGladrey & Pullen, LLP is attached as Exhibit 16.1.

ITEM 7.  EXHIBITS

Letter from McGladrey & Pullen, LLP to the Securities Exchange Commission dated May 14, 2003.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          Hills Bancorporation

                                                          BY: /s/ James G. Pratt
                                                              ------------------
                                                              James G. Pratt
                                                              Treasurer


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                                  Exhibit List



Exhibit Number       Description of Document                         Page Number
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       16.1          Letter from McGladrey & Pullen, LLP                  3
                     to the Securities and Exchange Commission dated May 14, 2003


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